EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding uncertainties related to the adequacy of amounts provided for product and process technology, dated September 27, 1993, on our audits of the consolidated financial statements and financial statement schedules of Micron Technology, Inc. and subsidiaries, as of September 2, 1993, and September 3, 1992, and for each of the three years in the period ended September 2, 1993.

                                       Coopers & Lybrand

Boise, Idaho
March 10, 1994